Exhibit 3.2

AMENDED AND RESTATED

BYLAWS OF

ENERGEN CORPORATION

(Adopted as of November 29, 2018)

ARTICLE I

Offices

Section 1.  Registered Office.    The registered office of Energen Corporation (the “Corporation”), as designated in the Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), may be changed from time to time by resolution of the board of directors of the Corporation (the “Board”) and by filing notice of such change as required by law.

Section 2.  Principal Office.    The Corporation’s principal office shall be within or without of the State of Alabama and such office may be changed from time to time by resolution of the Board.

Section 3.  Other Offices.    The Corporation may also have offices at such other places both within and without the State of Alabama as the Board may from time to time determine or the business of the Corporation may require to the extent not prohibited by law.

ARTICLE II

Meetings of Shareholders

Section 1.  Locations.    All meetings of shareholders shall be held at the Corporation’s principal office or at such other place either within or without the State of Alabama as shall be designated from time to time by the Board and stated in the notice of the meeting.

Section 2.  Annual Meetings.    Meetings of the shareholders shall be held annually on such date as the Board shall determine. At the annual meeting, the shareholders shall elect a Board by plurality vote, and shall transact any other business as may properly come before the meeting.

Section 3.  Special Meetings.    Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by (i) the Chairman of the Board, the President or the Board; (ii) the holders of not less than ten percent (10%) of all the shares of the Corporation (the “Shares”) entitled to be cast on any issue proposed to be considered at the proposed special meeting or if such holders sign, date and deliver to the Corporation’s President or Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held, who shall, within 21 days of the receipt of such demand, cause notice to be given of the meeting to be held within the minimum time following the notice prescribed in Section 4 below; or (iii) the holders of not less than ten percent (10%) of the votes entitled to be cast at the special meeting who signed a demand under clause (ii) above if notice was not given within the 21 days after such demand or the special meeting was not held in accordance with the notice.

Section 4.  Notice of Shareholders’ Meetings.    Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail or by any other means permitted by the Alabama Business Corporation Law, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 5.  Shareholder List.    After fixing a record date for a meeting, the officer having charge of the stock transfer books for Shares of the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office. A shareholder, or his or her agent or attorney, is entitled on written demand to inspect and, for a proper purpose, to copy the list, during regular hours and at its expense, during the period it is available for inspection. The Corporation shall make the list available at the meeting, and any shareholder, or his or her agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment thereof. The stock transfer records of the Corporation shall be prima facie evidence as to who are the shareholders entitled to examine the shareholders’ list or transfer records or to vote at any meeting of shareholders.

Section 6.  Business of Special Meetings.    Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 7.  Quorum of Shareholders.    A majority of the Shares entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of shareholders. If, however, such quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to the shareholders entitled to vote at the meeting. Every meeting of the shareholders may be adjourned from time to time until its business is completed, and except as provided herein or by applicable law, no notice need be given of such adjourned meeting.

Section 8.  Action by Shareholders.    If a quorum is present, the affirmative vote of the majority of the Shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Constitution of Alabama as the same may be amended from time to time, statute, or the Articles of Incorporation.

Section 9.  Voting.    Each shareholder shall at every meeting of the shareholders be entitled to one (1) vote in person or by proxy for each Share having voting power held by such shareholder. A proxy may be appointed by an instrument in writing subscribed by such shareholder or his duly authorized attorney-in-fact. The proxy holder need not be a shareholder. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 10.  Waiver of Notice.    Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. A shareholder’s attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter before action is taken on the matter.

Section 11.  Action by Shareholders Without a Meeting.    Any action required to be taken at a meeting of shareholders of the Corporation may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and such consent shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. The record date for determining the shareholders entitled to take action without a meeting is the date the first shareholder signs the consent.

ARTICLE III

Board of Directors

Section 1.  General Powers; Number, Tenure and Qualifications.    All corporate powers shall be exercised by or under authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board, comprised of not less than one (1) person nor more than five (5) persons. The Board may increase or decrease by thirty percent (30%) or less the number of directors last approved by the shareholders, but only the shareholders may increase or decrease by more than thirty percent (30%) the number of directors last approved by the shareholders. Directors shall be natural persons of the age of at least nineteen (19) but need not be residents of the State of Alabama or shareholders of the Corporation. Directors shall be elected at each annual meeting of the shareholders, and shall hold office until the next succeeding annual meeting of shareholders or until their successors are elected and qualified.

Section 2.  Vacancies.    If a vacancy occurs on the Board: (i) the shareholders may fill the vacancy, whether resulting from an increase in the number of directors or otherwise; (ii) the Board may fill the vacancy, except that the directors shall not have the power to fill a vacancy resulting from an increase in the number of directors or (iii) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy, if it is one that the directors are authorized to fill, by the affirmative vote of a majority of all the directors remaining in office. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders. If there are no directors in office, then the shareholders may hold a special meeting to elect directors.

Section 3.  Location of Meetings.    Meetings of the Board, regular or special, shall be held at the Corporation’s principal office unless otherwise specified in the notice thereof, in which event the meeting shall be held where specified in the notice, either within or without the State of Alabama.

Section 4.  Organizational Meeting.    The first meeting of each newly-elected Board shall be held immediately after and in the same place as the annual meeting of shareholders. No notice of such meeting shall be necessary to the newly-elected directors in order to legally constitute the meeting, provided a quorum is present.

Section 5.  Regular Meetings.    Regular meetings of the Board shall be held on the day and time specified by resolution of the Board. No notice of regular meetings need be given, unless the time and place of such meetings are other than those stated therein.

Section 6.  Special Meetings.    Special meetings of the Board may be called by the Chairman or President or any two (2) or more directors on twenty-four (24) hours’ personal, telephonic, e-mail, or telegraphic notice to each director, or preceded by at least two days’ notice, if by another permitted form of notice, of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting. Attendance at or participation by a director at a special meeting (i) waives objection to lack of any required notice or defective notice of the meeting, unless the director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the director objects to considering the matter before action is taken on the matter.

Section 7.  Meetings by Conference Telephone, etc.    Meetings of the Board and of any committee thereof may be held by means of a conference telephone or other communication by which all directors participating may simultaneously hear each other during the meeting. Participation by such means shall constitute presence in person at any such meeting.

Section 8.  Quorum of Directors.    A majority of the fixed number of directors shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board unless the Articles of Incorporation require the vote of a greater number of directors. A director is, unless established to the contrary, presumed present for quorum purposes for the remainder of the meeting at which he has been present for any purpose. A director who is present at a meeting of the Board or any committee of the Board when corporate action is taken is deemed to assent to the action taken place unless (i) he objects at the beginning of the meeting (or promptly upon arrival) to holding it or transacting business at the meeting or, as to a matter required under the Articles of Incorporation or these Amended and Restated Bylaws (these “Bylaws”) to be included in the notice of the purpose of the meeting, he objects before action is taken on the matter; (ii) his dissent or abstention from action taken is entered in the minutes of the meeting; or (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 9.  Action Without a Meeting.    Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if the action is taken by all members of the Board and evidenced by one or more consents in writing, setting forth the action so taken, shall be signed by each member of the Board or committee, as the case may be, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken is effective when the last director signs the consent, unless the consent specifies a different effective date. Such consent shall have the same effect as a unanimous vote.

Section 10.  Committees.    The Board may create one (1) or more committees, each committee to consist of one (1) or more members, who serve at the pleasure of the Board. The creation of a committee and appointment of members to it must be approved by the greater of (i) a majority of all the directors in office when the action is taken or (ii) the number of directors required by the Articles of Incorporation or Bylaws to take action. To the extent specified by the Board or in the Articles of Incorporation or Bylaws, each committee may exercise the authority of the Board, shall have and may exercise all the authority of the Board in the management of the business and affairs of the Corporation; except that no such committee shall have the authority of the Board with reference to (1) authorizing distributions, (2) approving or proposing to shareholders actions requiring approval by shareholders, (3) filling vacancies on the Board or on any of its committees, (4) amending articles of incorporation, (5) adopting, amending or repealing these Bylaws, (6) approving a plan of merger not requiring shareholder approval, (7) authorizing or approving reacquisition of shares, except according to formula or method prescribed by the Board, or (8) authorizing or approving the issuance or sale or contract for sale of shares, or determining the designation and relative rights, except that the Board may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board.

Section 11.  Committee Meetings, Minutes and Reports.    Meetings of any committee of the Board may be called by the President, or by the Chairman of the committee, at any time upon personal, telephonic, telegraphic, written or such other notice as may be determined by such committee. A majority of the members of each committee may fix such committee’s rules of procedure, determine its manner of acting, and fix the time and place, whether within or without the State of Alabama, of its meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board whenever required or requested.

Section 12.  Compensation.    The Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attending each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13.  Transactions with Directors, etc.    A director’s conflicting interest transaction may not be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the Corporation, because the director, or any person with whom or which he or she has a personal, economic, or other association, has an interest in the transaction, if:

(1)    Director’s action respecting the transaction was at any time taken in compliance with Section 10A-2-8.62; or

(2)    Shareholders’ action respecting the transaction was at any time taken in compliance with Section 10A-2-8.63; or

(3)    The transaction, judged according to the circumstances at the time of commitment, is established to have been fair to the Corporation.

ARTICLE IV

Notices

Section 1.  Manner of Giving Notice.    Except as otherwise required by law, whenever notice is required to be given to any director or shareholder, such notice requirement can be satisfied by giving written notice by mail or private carrier, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the earliest time of when received, five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed or on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Notice to directors may also be given in person, or by telephone, telegraph, teletype, telecopier, facsimile transmission, e-mail, or other form of wire or wireless communication. Written notice by a domestic or foreign corporation to its shareholders is effective when mailed, if mailed postpaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders. The Secretary shall give, or cause to be given, the notices required by law or these Bylaws of all meetings of the shareholders, and of the Board and its committees.

Section 2.  Waiver of Notice.    Whenever any notice is required to be given to any shareholder or director of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice and shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

ARTICLE V

Officers

Section 1.  Number.    The Board shall elect the Corporation’s officers. The Board or a duly appointed officer may appoint one or more officers or assistant officers. The Board shall delegate to one of the officers responsibility for preparing minutes of the directors’ and shareholders’ meetings and for authenticating records of the Corporation. Any number of offices may be held by the same person.

Section 2.  Election.    The Board, at its annual organizational meeting, may choose a Chairman, Vice Chairman, President, one or more Vice Presidents, a Secretary, a Treasurer or such other officers as it deems necessary or desirable. If the officers, or any of them, for any reason should not be elected at the Board’ organizational meeting, they may be elected at any regular or special meeting of the Board.

Section 3.  Appointive Officers.    The Board may from time to time appoint or delegate the appointment of such other officers as it may deem necessary, including one or more Assistant Secretaries and one or more Assistant Treasurers. Such officers shall hold office for such period, have such authority and perform such duties, subject to the control of the Board, as are in these Bylaws provided or as the Chairman of the Board, the President or the Board may from time to time prescribe. The President shall have authority to appoint and remove agents and employees and to prescribe their powers and duties and may authorize any other officer or officers to do so.

Section 4.  Compensation.    The salaries and other compensation of the Corporation’s principal officers shall be fixed by the Board, after taking account of any recommendations by any committee which is authorized to advise the Board with respect to compensation. The Board may from time to time delegate to any principal officer or to any committee power to fix the salaries and other compensation for all other Corporation officers, employees and agents. The action of the Board in so fixing officer compensation shall not be rendered invalid by reason of the fact that a director voted in favor of a resolution fixing his own salary or by reason of the fact that his presence was necessary to constitute a quorum of the Board.

Section 5.  Term, Removal, Resignation and Vacancies.    The Corporation’s officers shall hold office until their successors are elected and qualified. Any officer may be removed at any time with or without cause by the affirmative vote of a majority of the Board. An officer may resign at any time by giving notice to the Corporation. A resignation is effective when the notice is given unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. Any vacancy occurring in any office of the Corporation shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 6.  Chairman of the Board.    The Chairman of the Board shall, when present, preside at all meetings of the Board, and of the shareholders. In general, he shall perform all the duties incident to the office of Chairman of the Board, and such other duties as the board may from time to time determine or as may be prescribed by these Bylaws.

Section 7.  Vice Chairman.    The Vice Chairman, in the absence, inability or disability of the Chairman, shall perform the Chairman’s duties. The Vice Chairman shall have such other duties as may be prescribed by the Board from time to time.

Section 8.  President.    The President shall be the chief executive officer of the Corporation, and subject to the control of the Board, shall determine the Corporation’s basic policies, have general supervision of its business and affairs and be responsible for all internal operations of the Corporation. The President shall report to the Board, and shall be responsible for personnel, and shall designate and assign the duties of the officers under his supervision, at the direction or with the approval of the Board.

The President shall have the authority to execute bonds, mortgages and other contracts and instruments requiring a seal, under the seal of the Corporation; and shall have the authority to endorse, when sold, assigned, transferred, or otherwise disposed of, all certificates for shares of stock, bonds, securities or evidences of indebtedness issued by other corporations, associations, trusts, individuals or entities, whether public or private, or by any government or agency thereof, which are owned or held by the Corporation, and to make, execute and deliver all instruments of assignment or transfer of any stocks, bonds, securities, evidences of indebtedness, agreements, or other property owned or held by the Corporation in any capacity. He shall, under the supervision of the Board, be responsible for all investments of the Corporation and shall have full authority to do any and all things delegated to him by the Board or by any committee of the Board having authority.

Section 9.  Vice Presidents.    The Vice Presidents, in order of their seniority or as designated by the Board, shall in the absence, inability or disability of the President, perform the duties and exercise the powers of said office, and when so acting shall be subject to all restrictions upon the President. At all other times the Vice Presidents shall perform such other duties and exercise such other powers as the Board may prescribe, or as the President may delegate.

Section 10.  Treasurer.    The Treasurer shall be the Corporation’s chief financial officer and shall have the custody of such property and assets of the Corporation as may be entrusted to him by the Board or by the President. He shall, subject to the general supervision of the Board and any audit committee thereof, have general supervision and authority over the Corporation’s books and accounts, its methods and systems of recording and keeping account of its business transactions and of its assets and liabilities, and within such authority, prepare and deliver all reports and returns required of the Corporation by law or by any governmental or regulatory authority pertaining to the condition of the Corporation and its assets and liabilities. He shall be responsible for preparing statements showing the Corporation’s financial condition and results of operation, and shall furnish such reports and financial records as may be required or requested by the Board, the Chairman or the President. He shall receive and give receipt for funds due and payable to the Corporation, shall have charge and custody of all funds and securities of the Corporation and shall deposit all such funds in the Corporation’s name in such banks and depositories selected or authorized by the Board. The Treasurer shall perform or cause to be performed all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board.

Section 11.  Assistant Treasurers.    The Assistant Treasurer, or if there are more than one, the Assistant Treasurers in the order designated by the Board shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and at all other times shall perform such duties and have such powers as the Board, the Chairman, the President or the Treasurer may prescribe from time to time.

Section 12.  Secretary.    The Secretary shall attend all meetings of the Board of Directors and of the shareholders, and shall keep the minutes of all proceedings of such meetings in books kept for these purposes, and shall perform like duties for the standing committees of the Board when required. The Secretary shall perform such other duties as may be prescribed by the Board, the Chairman or the President. He shall have custody of the corporate seal of the Corporation and shall affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of any Assistant Secretary. The Secretary shall also keep a stock ledger containing the names of all persons who are now or hereafter become shareholders of the Corporation showing their places of residence, the respective number of Shares held by them, and the time when they respectively became the holders of such Shares.

Section 13.  Assistant Secretary.    The Assistant Secretary, or if there are more than one, the Assistant Secretaries in the order determined by the Board (or if there is no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the power of the Secretary, and at all other times shall perform such other duties and have such other powers as the Board, the Chairman, the President or the Secretary may from time to time prescribe.

Section 14.  Corporation, Officer and Employee Bonds.    The Board shall fix and prescribe the amount of bond, if any, that may be required of the Corporation, and of each officer and employee of the Corporation. Such bonds shall be made by a bonding company or companies authorized to make such bonds in Alabama or any other applicable jurisdiction, and in such form as may be approved by the Corporation’s Board. The Board may in its discretion, require an increase in the amount of such bond or other additional bond and security, as the Board deems necessary, desirable or expedient for the better protection of the Corporation and those with whom it does business.

Section 15.  Execution of Instruments.    The Chairman and the President are authorized, in their discretion, and to the extent permitted herein and by law, to do and perform any and all corporate and official acts in carrying on the Corporation’s business, including, but not limited to, the authority to make, execute, acknowledge and deliver all deeds, mortgages, releases, bills of sale, assignments, transfers, leases, powers of attorney or of substitution, proxies to vote stock, or any other instrument in writing that may be necessary in the purchase, sale, lease, assignment, transfer, management or handling in any way of property of any description held or controlled by the Corporation, in any capacity. This shall include authority from time to time, to borrow money in such amounts, for such lengths of time, at such rates of interest and upon such terms and conditions as any said officer may deem proper, and to evidence the indebtedness thereby created by executing and delivering in the Corporation’s name, promissory notes or other appropriate evidences of indebtedness. The enumeration herein of particular powers shall not restrict in any way the general powers and authority of said officers. The Board may authorize any other officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be delegated by the person so authorized; but unless so authorized by the Board or these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount. In addition to the Treasurer, the Secretary or any Vice President, Assistant Treasurer or Assistant Secretary is authorized to attest the signature of the President or Chairman and to affix the corporate seal to any and all instruments requiring such attestation or execution under seal.

Section 16.  Receipts, Checks, Drafts, etc.    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, as shall from time to time be determined by resolution of the Board. The President, any Vice President, the Treasurer, any Assistant Treasurer or any other officer or employee designated by the Board, is authorized and empowered on behalf of the Corporation and in its name to endorse checks and warrants, to draw drafts, to give receipts for money due and payable to the Corporation, and to sign such other papers and do such other acts as are necessary or appropriate to perform his duties.

ARTICLE VI

Capital Stock

Section 1.  Uncertificated Shares.    The Shares of the Corporation shall be uncertificated shares. The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated Shares, send to the registered owner of the uncertificated Shares a written notice containing the information required to be set forth or stated on Share certificates as required by law or the Articles of Incorporation. No Share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

Section 2.  Stock Records.    A record shall be kept of the respective names of the record owners or holders of Shares and the number of Shares owned by such persons, and the respective issue dates thereof, and in the case of cancellation, the respective dates of cancellation.

Section 3.  Stock Transfer.    Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of Shares of the Corporation shall be made on the books of the Corporation only by the registered holder thereof or by such other person as may under law be authorized to endorse such Shares for transfer, or by such shareholder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or transfer agent of the Corporation. No transfer of Shares shall be valid as against the Corporation for any purpose until it shall have been entered in the Share transfer records of the Corporation by an entry showing from and to what person those Shares were transferred. The Corporation shall be entitled to recognize the exclusive right of a person or entity registered on its books as the owner of Shares entitled to receive dividends and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such Share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as may otherwise be required by the laws of Alabama. The Corporation’s obligation to effect a transfer of Shares shall be subject to all provisions of the Articles of Incorporation and these Bylaws, and to any applicable restrictions on transfer imposed or permitted pursuant to such Articles of Incorporation, these Bylaws, or applicable law or agreement.

Section 4.  Record Date.    For the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, the Board may fix the record date but not to exceed, in any case, seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 5.  Regulations.    The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of Shares of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one (1) or more transfer agents and one (1) or more registrars.

ARTICLE VII

General Provisions

Section 1.  Declaration of Distributions.    Except as otherwise expressly provided by the Articles of Incorporation, distributions with respect to the Corporation’s Shares may be declared by the Board at any regular or special meeting, pursuant to law. Distributions may be paid in cash, property, or in Shares of the Corporation of any class or series.

Section 2.  Annual Reports to Shareholders.    The Board shall cause the Corporation to mail or deliver by electronic transmission to each shareholder who requests a statement, not later than one hundred twenty (120) days after the close of each of its fiscal years, a financial statement, which may be consolidated, including a balance sheet as of the end of such fiscal year and a statement of income for such fiscal year. Such financial statement shall be prepared in accordance with generally accepted accounting principles, or, if the books of the

Corporation are not maintained on that basis, may be prepared either on the same basis used by the Corporation for filing its United States income tax returns or as required by appropriate regulatory agencies. The financial statement shall be accompanied by a report of the President, the officer of the Corporation in charge of its financial records or a certified public accountant stating whether, in his opinion, the financial statements of the Corporation present fairly the financial position of the Corporation and the results of its operations in accordance with generally accepted accounting principles and, if not, describing the basis of their preparation and giving his opinion of the fairness of the presentation of the data shown by them, in accordance with accounting procedures generally used in the trade, industry or business conducted by the Corporation.

Section 3.  Fiscal Year.    The fiscal year of the Corporation shall begin on January 1 and end on December 31 of each year.

Section 4.  Corporate Seal.    The corporate seal shall have inscribed thereon the name of the Corporation, the words “Seal” or “Corporate Seal” and “Alabama”, as impressed in the margin hereof. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or reproduced or otherwise used on document or instrument.

Section 5.  Indemnification.

(a)    The Corporation shall indemnify, to the fullest extent permitted by law, including, without limitation, the Alabama Business Corporation Law, any person who is or was a director or officer of the Corporation, and any director or officer of the Corporation (and any other person, as evidenced by a duly adopted resolution of the Board) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability or other expenses incurred in connection with the defense of any proceeding, or of any claim, issue or matter in such proceeding, in which such director, officer or other person is a party because such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation in one of the capacities referred to above. If the amount, extent, or quality of indemnification permitted by law should be in any way restricted after the adoption of these Bylaws, then the Corporation shall indemnify such persons to the fullest extent permitted by law as in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought.

(b)    The Corporation shall indemnify, to the same extent as provided in Section 5(a) of these Bylaws with respect to officers and directors of the Corporation, any employee of the Corporation, and any employee of the Corporation (and any other person, as evidenced by a duly adopted resolution of the Board) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability or other expenses incurred in connection with the defense of any proceeding, or of any claim, issue or matter in such proceeding, in which proceeding both such employee or other person is a party because such person is or was an employee of the Corporation or is or was serving at the request of the Corporation in one of the capacities referred to above and the Corporation is obligated to provide, and is providing, indemnification to one or more officers or directors of the Corporation pursuant to Section 5(a) above.

(c)    In connection with indemnification of officers, directors and other persons pursuant to Section 5(a) and Section 5(b) of these Bylaws, the Corporation shall advance expenses to such persons as and to the extent permitted by law, including, without limitation, the Alabama Business Corporation Law.

(d)    The Corporation may indemnify, and may advance expenses to, an employee or agent of the Corporation who is not an officer or director of the Corporation and any other person not described in, or not provided indemnification pursuant to the provisions of, Section 5(a), Section 5(b) or Section 5(c) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as provided in Section 5(a) of these Bylaws with respect to officers and directors of the Corporation. Notwithstanding the foregoing, nothing contained in this Section 5(d) shall, or shall be deemed to, constitute or create an entitlement on the part of any employee or agent of the Corporation to be indemnified or to have expenses advanced to or for such employee’s or agent’s benefit.

(e)    The indemnification and advancement of expenses pursuant to this Section 5 shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under these Bylaws, the Articles of Incorporation, any separate contract or agreement or applicable law.

Section 6.  Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

Section 7.  Survival of Right.    Any right to indemnification or advancement of expenses provided by or granted pursuant to Section 5, Section 6 or Section 7 of this Article VII shall continue as to a person who has ceased to be a director, officer, employee or agent or to serve as a director, officer, partner, trustee, employee or agent of such other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person. Any repeal or modification of Section 5, Section 6 or Section 7 of this Article VII which serves to restrict or lessen the rights to indemnification or advancement of expenses provided by Section 5, Section 6 or Section 7 of this Article VII shall be prospective only and shall not lessen the right to indemnification or advancement of expenses existing at the time of such repeal or modification with respect to liabilities arising out of claimed acts or omissions occurring prior to such repeal or modification.

ARTICLE VIII

Amendment of Bylaws

These Bylaws may be altered, amended, added to, or repealed and new Bylaws adopted by the Board at any regular meeting of the Board, or at any special meeting of the Board if notice of such proposed action is contained in the notice of such special meeting. The Board may not alter, amend, add to, or repeal any Bylaw establishing what constitutes a quorum at meetings of the shareholders. These Bylaws also may be altered, amended, added to or repealed and new Bylaws adopted by majority vote of the shareholders at any annual meeting thereof, or at any special meeting if notice of such proposed action shall have been given to each shareholder.

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